Exhibit 10.3

Lease Agreement between Utah State Retirement Investment Fund and Humitech, Inc.


                             LEASE AGREEMENT BETWEEN

             UTAH STATE RETIREMENT INVESTMENT FUND, AS LANDLORD, AND

                 HUMITECH, INC., a Nevada corporation, AS TENANT
                 ------------------------------------

                                    SUITE 410

                              DATED APRIL 30, 2002

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

l.       DEFINITION...........................................................4

2.       PREMISES.............................................................4

3        TERM.................................................................4

4.       USE..................................................................4

5.       RENT.................................................................4
         5.1      Base Rent...................................................4
         5.2      Base Rent Adjustment........................................4
         5.3      Additional Rent.............................................4
         5.4      Parking Charge..............................................5
         5.5      Payment of Rent.............................................5
         5.6      Delinquent Payments and Handling Charge.....................5
         5.7      Prepaid Rent and Security Deposit...........................5

6.       CONSTRUCTION OF IMPROVEMENTS.........................................5
         6.1      General.....................................................5
         6.2      Access by Tenant Prior to Commencement of Term..............5
         6.3      Commencement Date; Adjustments to Commencement Date.........5

7.       SERVICES TO BE FURNISHED BY LANDLORD.................................6
         7.1      General.....................................................6
         7.2      Keys........................................................6
         7.3      Tenant Identity.............................................6
         7.4      Charges.....................................................6
         7.5      Operating Hours.............................................7

8.       REPAIR AND MAINTENANCE...............................................7
         8.1      By Landlord.................................................7
         8.2      By Tenant...................................................7

9.       TAXES ON TENANT'S PROPERTY...........................................7

10.      TRANSFER BY TENANT...................................................7
         10.1     General.....................................................7
         10.2     Conditions .................................................7
         10.3     Liens.......................................................8

11.      ALTERATIONS..........................................................8

12.      SPECIFICALLY PROHIBITED USES.........................................8

13.      ACCESS BY LANDLORD...................................................8

14.      CONDEMNATION.........................................................8

15.      CASUALTY ............................................................9
         15.1     General.....................................................9
         15.2     Acts of Tenant..............................................9

16.      SUBORDINATION AND ATTORNMENT.........................................9
         16.1     General.....................................................9
         16.2     Attornment..................................................9

22.      RIGHT TO RELOCATE...................................................10

23.      QUIET ENJOYMENT.....................................................10

24.      DEFAULT BY TENANT...................................................10
         24.1     Events of Default..........................................10
         24.2     Remedies of Landlord.......................................11
         24.3     Payment by Tenant..........................................11
         24.4     Reletting..................................................11
         24.5     Landlord's Right to Pay or Perform.........................11
         24.6     No Waiver; No Implied Surrender............................11

25.      DEFAULTS BY LANDLORD................................................12

26.      RIGHT OF REENTRY....................................................12

27.      MISCELLANEOUS ......................................................12
         27.1     Independent Obligations; No Offset.........................12
         27.2     Time of Essence............................................12
         27.3     Applicable Law.............................................12
         27.4     Assignment by Landlord.....................................12
         27.5     Commencement Date and Estoppel Certificates ...............12
         27.6     Signs, Building Name and Building Address..................12
         27.7     Notices....................................................12
         27.8     Entire Agreement, Amendment and Binding Effect.............13
         27.9     Severability...............................................13
         27.10    Number and Gender, Captions and References.................13
         27.11    Attorneys' Fees ...........................................13
         27.12    Brokers ...................................................13
         27.13    Interest on Tenant's Obligations...........................13
         27.14    Authority .................................................13
         27.15    Recording .................................................13
         27.16    Exhibits...................................................13
         27.17    Multiple Counterparts .....................................14

         Signature Page......................................................14

                                 LEASE AGREEMENT
                                 ---------------


         THIS LEASE AGREEMENT (this "LEASE") is entered as of April 30, 2002, between UTAH STATE RETIREMENT INVESTMENT FUND ("LANDLORD") and HUMITECH, INC., A NEVADA CORPORATION ("TENANT").

1. DEFINITIONS. The definitions of certain of the capitalized terms used in this Lease are set forth in the Glossary of Defined Terms attached as Exhibit A.

2. PREMISES. Subject to the provisions of this Lease, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, approximately 2,994 rentable square feet of space in the Building known as THE MADISON, which space is outlined on the floor plan attached hereto as Exhibit B (the "PREMISES"). In connection with such demise, Landlord hereby grants to Tenant the non-exclusive right to use during the Term all Common Areas designed for the use of all tenants in the Building, in common with all tenants in the Building and their invitees, for the purposes for which designed and in accordance with all Legal Requirements. By occupying the Premises, Tenant accepts the Premises as being suitable for Tenant's intended use of the Premises.

3. TERM. The Term of this Lease shall commence on the Commencement Date (which is scheduled to be May 1, 2002) and shall expire at 5:00 p.m. October 31, 2005 unless earlier terminated as provided herein (the "TERM").

4. USE. Tenant shall occupy and use the Premises solely for lawful, general business office purposes in strict compliance with the Building Rules and Regulations from time to time in effect and all other Legal Requirements.

5. RENT.

         5.1 BASE RENT. In consideration of Landlord's leasing the Premises to Tenant, Tenant shall pay to Landlord as follows:

                                                            Monthly
                       Term                                 Amount
                       ----                                 ------
         May 1, 2002 - June 30, 2002                        Waived
       July 1, 2002 - October 31, 2002                      $3,742.50 / month
   November 1, 2002 - October 31, 2003                      $4,740.50 / month
   November 1, 2003 - October 31, 2004                      $5,114.75 / month
   November 1, 2004 - October 31, 2005                      $5,364.25 / month

The Base Rent set forth in this Section 5.1 is a negotiated figure and shall govern whether or not the actual gross rentable square footage of the Premises is the same as set forth in Section 2 hereof or changes pursuant to the standards set in the definition of Net Rentable Area. Tenant shall have no right to withhold, deduct or offset any amount of the monthly Base Rent or any other sum due hereunder even if the actual gross rentable square footage of the Premises is less than that set forth in Section 2 hereof or changes pursuant to the standards set forth in the definition of Net Rentable Area.

         [5.2 Deleted]

         5.3 ADDITIONAL RENT. For purposes of this Lease, Tenant's "ADDITIONAL RENT" for any Fiscal Year (or portion thereof) shall mean the sum of (a) Tenant's Prorata Share of Operating Expenses plus (b) Tenant's Prorata Share of Impositions. For purposes of this Lease, Tenant's Prorata Share of Operating Expenses shall mean and be equal to the product of (x) Net Rentable Area of the Premises multiplied by (y) the difference, if positive, between (i) the amount of Operating Expenses divided by the Net Rentable Area of the Building minus
(ii) the Expense Stop, all as applicable for the period in question. For purposes of this Lease, Tenant's Prorata Share of Impositions shall mean and be equal to the product of (x) Net Rentable Area of the Premises multiplied by (y) the difference, if positive, between (i) the amount of Impositions divided by the Net Rentable Area of the Building minus (ii) the Impositions Stop, all as applicable for the period in question. By the Commencement Date, Landlord shall estimate the Additional Rent to be due by Tenant for the balance of the Fiscal Year in which the Commencement Date occurs. Thereafter, unless Landlord delivers to Tenant a revision of the estimated Additional Rent, Tenant shall pay to Landlord, coincident with Tenant's payment of Base Rent, an amount equal to the estimated Additional Rent for the remainder of such year divided by the number of months remaining in such year. From time to time during any Fiscal Year, Landlord may estimate and re-estimate the Additional Rent to be due by Tenant for that Fiscal Year and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Additional Rent payable by Tenant shall be appropriately adjusted in accordance with the estimation so that, by the end of the Fiscal Year, Tenant shall have paid all of the Additional Rent as estimated by Landlord. After the conclusion of each Fiscal Year during the Term, and after the termination or expiration of the Term, Landlord shall deliver to Tenant a statement of actual Additional Rent due by Tenant for the Fiscal Year (or, with respect to termination or expiration, the portion of the Fiscal Year) just ended. Within 30 days thereafter, Tenant shall pay to Landlord or Landlord shall credit against the next installment of Additional Rent due by Tenant (or Landlord shall refund to Tenant, if the Term has expired and all payments due by Tenant to Landlord have been paid in full) the difference between the actual Additional Rent due for such year and the estimated Additional Rent paid by Tenant during such year. Tenant may review, at Tenant's expense and after giving 20-days' prior written notice to Landlord, Landlord's records relating to Operating Expenses and Impositions for any periods within two Fiscal Years prior to the review; provided, however, no review shall extend to periods of time preceding the Commencement Date. In lieu of allowing Tenant to review Landlord's records under this Section 5.3, Landlord may deliver to Tenant a report of the Operating Expenses and Impositions prepared by a certified public accountant, which report shall be conclusive for purposes of this Lease.

         5.4 PARKING CHARGE. Tenant shall at all times during the Tern lease from Landlord twelve (12) unassigned automobile parking spaces in the Parking Facility at no extra charge. TENANT MAY ALSO LEASE FOUR (4) RESERVED PARKING SPACES FOR A MONTHLY FEE OF $25.00 PER SPACE FOR MONTHS 1 - 12, $50.00 PER SPACE FOR MONTHS 13 - 24 AND $75.00 PER SPACE FOR MONTHS 25 - 42.

         5.5 PAYMENT OF RENT. Except as otherwise expressly provided in this Lease, all Rent shall be due in advance monthly installments on the first day of each calendar month during the Tenn. Rent shall be paid to Landlord at its address recited in Section 27.7 or to such other person or at such other address as Landlord may from time to time designate in writing. Rent shall be paid without notice, demand, abatement, deduction or offset in legal tender of the United States of America. If the Term commences or ends on other than the first or the last day of a calendar month, the Rent for the partial month shall be prorated on the basis of the number of days during the month for which the Term was in effect. If the Term commences or ends on other than the first or the last day of a Fiscal Year, the Additional Rent for the partial Fiscal Year shall be prorated on the basis of the number of days during the Fiscal Year for which the Term was in effect.

         5.6 DELINQUENT PAYMENTS AND HANDLING CHARGE. All Rent and other payments required of Tenant hereunder shall bear interest from the date due until the date paid at the rate of interest specified in Section 27.13. Alternatively, Landlord may charge Tenant, as additional Rent hereunder, a fee equal to five percent of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency. In no event, however, shall the charges permitted under this Section 5.6 or elsewhere in this Lease, to the extent the same are considered to be interest under applicable law, exceed the maximum rate of interest allowable under applicable law.

         5.7 PREPAID RENT AND SECURITY DEPOSIT. Landlord hereby acknowledges receipt of $5,114.75 representing (a) the Security Deposit as security for the full and timely payment and performance by Tenant of its obligations under this Lease. Landlord may apply any or all of the Security Deposit toward the payment of any sum or the performance of any obligation which Tenant was obligated, but failed, to pay or perform hereunder. The Security Deposit shall not be considered an advance payment of Rent by Tenant or a measure of or a limit to Landlord's damages upon an Event of Default. TENANT SHALL PAY TO LANDLORD A DEPOSIT OF $20.00 FOR EACH ACCESS CARD REQUESTED TO GAIN ACCESS TO THE BUILDING.

6. CONSTRUCTION OF IMPROVEMENTS.

         6.1 GENERAL. Subject to events of Force Majeure, Landlord shall install, furnish, perform and apply, at its expense, the Landlord's Work as specified in the Work Letter. Performance of the Landlord's Work shall constitute Landlord's sole construction obligation to Tenant under this Lease.

         6.2 ACCESS BY TENANT PRIOR TO COMMENCEMENT OF TERM. Provided that Tenant obtains and delivers to Landlord the certificates or policies of insurance called for in Section 17.1, Landlord, in its sole discretion, may permit Tenant and its employees, agents, contractors and suppliers to enter the Premises before the Commencement Date (and such entry, alone, shall not constitute Tenant's taking possession of the Premises for the purpose of Section 6.3(c)) to prepare the Premises for Tenant's occupancy. Tenant and each other person or firm who or which enters the Premises before the Commencement Date shall conduct itself so as to not interfere with Landlord or other occupants of the Building. Landlord may withdraw any permission granted under this Section
6.2 upon 24-hours' notice to Tenant if Landlord, in its sole discretion, determines that any such interference has been or may be caused. Any prior entry shall be under all of the terms of this Lease (other than the obligation to pay Base Rent and Additional Rent) and at Tenant's sole risk. Landlord shall not be liable in any way for personal injury, death or property damage (including damage to any personal property which Tenant may bring into, or any work which Tenant may perform in, the Premises) which may occur in or about the Complex by Tenant or such other person or firm as a result of any prior entry.

         6.3 COMMENCEMENT DATE: ADJUSTMENTS TO COMMENCEMENT DATE. For purposes of this Lease, the "COMMENCEMENT Date" shall mean the earliest of: (a) the date on which Landlord substantially completes the Landlord's Work and tenders possession of the Premises to Tenant; or (b) the date on which Landlord would have substantially completed the Landlord's Work and tendered possession of the Premises to Tenant but for (i) the delay or failure of Tenant to furnish information or other matters required in the Work Letter, (ii) Tenant's request for changes in the Plans or non-Building Standard Items or (iii) any other action or inaction of Tenant, or any person or firm employed or retained by Tenant or the date on which Tenant takes possession of the Premises. If by the scheduled Commencement Date specified in Section 3 the Landlord's Work has not been substantially completed, and such failure to substantially complete renders the Premises untenable for their intended purpose, all as reasonably determined by Landlord, or Landlord is unable to tender possession of the Premises to Tenant, then the Commencement Date (and the commencement of payment of Base Rent and Additional Rent) shall be postponed until the Landlord's Work is substantially completed as reasonably determined by Landlord or until possession of the Premises is tendered to Tenant, as the case may be. Such postponement shall extend the scheduled expiration of the Term for a number of days equal to the postponement. The postponement of the payment of Base Rent and Additional Rent under this Section 6.3 shall be Tenant's exclusive remedy for Landlord's delay in completing the Landlord's Work or tendering possession of the Premises to Tenant.

7. SERVICES TO BE FURNISHED BY LANDLORD.

         7.1 GENERAL. Subject to applicable Legal Requirements and Tenant's performance of its obligations hereunder, Landlord shall use all reasonable efforts to furnish the following services:

                  (a) Air-conditioning and heating to the Premises during Building Operating Hours, at such temperatures and in such amounts as are considered by Landlord to be suitable and standard (thus excluding air-conditioning or heating for electronic data processing or other specialized equipment);

                  (b) Hot and cold water at those points of supply common to all floors for lavatory and drinking purposes only;

                  (c) Janitor service and periodic window washing in and about the Building and the Premises;

                  (d) Elevator service, if necessary, to provide access to and egress from the Premises;

                  (e) Electric current during Building Operating Hours for normal office machines and other machines of low electrical consumption (which shall exclude electric current for electronic data processing equipment, lighting in excess of Building Standard or any other item of electrical equipment which singly consumes more than 0.5 kilowatts per hour at rated capacity or requires a voltage other than 120 volts single phase); and

                  (f) Replacement of fluorescent lamps in Building Standard light fixtures installed by Landlord and of incandescent bulbs or fluorescent lamps in all public restrooms, stairwells and other common areas in the Building.

If any of the services described above or elsewhere in this Lease are interrupted, Landlord shall use reasonable diligence to promptly restore same. However, neither the interruption or cessation of such services nor the failure of Landlord to restore same shall render Landlord liable for damages to person or property, or be construed as an eviction of Tenant, or work an abatement of Rent or relieve Tenant from fulfilling any of its other obligations hereunder.

         7.2 KEYS. Landlord shall furnish Tenant, at Landlord's expense, with (four 4) keys, and at Tenant's expense with such additional keys as Tenant may request, to unlock each corridor door entering the Premises. Tenant shall not install, or permit to be installed, any additional lock on any door into or in the Premises or make, or permit to be made, any duplicates of keys to the Premises. Landlord shall be entitled at all times to possession of a duplicate of all keys to all doors to or inside of the Premises. All keys referred to in this Section 7.2 shall remain the property of Landlord. Upon the expiration or termination of the Term, Tenant shall surrender all such keys to Landlord and shall deliver to Landlord the combination to all locks on all safes, cabinets and vaults which will remain in the Premises. Landlord shall be entitled to install, operate and maintain security systems in or about the Premises and the Complex which monitor, by closed circuit television or otherwise, all persons leaving or entering the Complex, the Building and the Premises.

         7.3 TENANT IDENTITY. Landlord shall provide and install, in Building Standard graphics, letters or numerals identifying Tenant's name and suite number on entrance doors to the Premises. Without Landlord's prior written consent, no other signs, numerals, letters, graphics, symbols or marks identifying Tenant shall be placed on the exterior, or on the interior if they are visible from the exterior, of the Premises. Landlord shall install up to one
(1) directory strip(s) for each 2,994 net rentable square feet in the Premises, listing the names and suite numbers of Tenant on the Building directory board to be placed in the main lobby of the Building.

         7.4 CHARGES. Tenant shall pay to Landlord, monthly as billed, as additional Rent, such charges as may be separately metered or as Landlord may compute for the following:

                  (a) any utility services utilized by Tenant for computers, data processing equipment or other electrical equipment in excess of that agreed to be furnished by Landlord pursuant to Section 7.1(e),

                  (b) lighting installed in the Premises in excess of Building Standard lighting, or provided at times other than Building Standard Hours;

                  (c) air-conditioning, heating and other services in excess of that stated in Section 7.1 (a) or provided at times other than Building Operating Hours; and

                  (d) janitorial services required with respect to Non-Building Standard Items within the Premises.

                  HVAC and lighting utilized at times other than Building Standard Hours will be furnished only upon the request of Tenant, provided that Tenant shall pay to the Landlord for the actual costs of such additional services monthly, upon receipt of a bill therefor, the sum equal to the amount charged to Landlord by the applicable utilities authority plus a $10.00 monthly service charge for such metering recording device. Tenant acknowledges that such service and temperature may be subject to change by local, county, state or federal regulation. Whenever machines or equipment that generate abnormal heat are used in the Leased Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord shall have the right to install supplemental air conditioning in the Leased Premises, and the cost thereof, including the cost of installation, operating, use and maintenance, shall be paid by Tenant to Landlord as additional rental upon demand.

         With respect to any other Non-Building Standard services provided to Tenants Landlord may elect to estimate the charges to be paid by Tenant under this Section 7.4 and bill such charges to Tenant monthly in advance, in which event Tenant shall promptly pay the estimated charges. When the actual charges are determined by Landlord an appropriate cash adjustment shall be made between Landlord and Tenant to account for any underpayment or overpayment by Tenant.

         7.5 OPERATING HOURS. Subject to Building Rules and Regulations and such security standards as Landlord may from time to time adopt, the Building shall be open to the public during the Building Operating Hours and the Premises shall be open to Tenant during hours other than Building Operating Hours.

8. REPAIR AND MAINTENANCE.

         8.1 By Landlord. Landlord shall maintain the Building (excluding leasehold improvements which become fixtures thereto) in a good and operable condition, and shall make such repairs and replacements as may be required to maintain the Building in such condition. This Section 8.1 shall not apply to damage resulting from a Taking (as to which Section 14 shall apply), or damage resulting from a casualty (as to which Section 15.1 shall apply) or to damage for which Tenant is otherwise responsible under this Lease.

         8.2 By Tenant. Tenant shall maintain the Premises in a clean, safe, operable, attractive condition, and will not commit or allow to remain any waste or damage to any portion of the Premises. Tenant shall repair or replace, subject to Landlord's direction and supervision, any damage to the Complex caused by Tenant or Tenant's agents, contractors or invitees. If Tenant fails to make such repairs or replacements, Landlord may make same at Tenant's cost. Such cost shall be payable to Landlord by Tenant on demand as additional Rent. All contractors, workmen, artisans and other persons which or who Tenant proposes to retain to perform work in the Premises (or the Complex, pursuant to the second sentence of this Section 8.2) pursuant to this Section 8.2 or Section 11 shall be approved by Landlord prior to the commencement of any such work.

9. TAXES ON TENANT'S PROPERTY. Tenant shall be liable for and shall pay, before their becoming delinquent, all taxes and assessments levied against any personal property placed by Tenant in the Premises (even if same becomes a fixture by operation of law or the property of Landlord by operation of this Lease), including any additional Impositions which may be assessed, levied, charged or imposed against Landlord or the Building by reason of Non-Building Standard Items in the Premises. Tenant may withhold payments of any taxes and assessments described in this Section 9 so long as Tenant contests its obligation to pay in accordance with applicable law and the non-payment thereof does not pose a threat of loss or seizure of the Building or any interest of Landlord therein.

10. TRANSFER BY TENANT.

         10.1 GENERAL. Without the prior written consent of Landlord, Tenant shall not effect or suffer any Transfer. Any attempted Transfer without such consent shall be void. If Tenant desires to effect a Transfer, it shall deliver to Landlord written notice thereof in advance of the date on which Tenant proposes to make the Transfer, together with all of the terms of the proposed Transfer and the identity of the proposed Transferee. Landlord shall have 30 days following receipt of the notice and information within which to notify Tenant in writing whether Landlord elects (a) to refuse to consent to the Transfer and to terminate this Lease as to the space proposed to be Transferred as of the date so specified by Tenant, in which event Tenant will be relieved of all further obligations hereunder as to such space, (b) to refuse to consent to the Transfer and to continue this Lease in full force as to the entire Premises or (c) to permit Tenant to effect the proposed Transfer. If Landlord fails to notify Tenant of its election within said 30 day period, Landlord shall be deemed to have elected option (b). The consent by Landlord to a particular Transfer shall not be deemed a consent to any other Transfer. If a Transfer occurs without the prior written consent of Landlord as provided herein, Landlord may nevertheless collect rent from the Transferee and apply the net amount collected to the Rent payable hereunder, but such collection and application shall not constitute a waiver of the provisions hereof or a release of Tenant from the further performance of its obligations hereunder.

         10.2 CONDITIONS. The following conditions shall automatically apply to each Transfer, without the necessity of same being stated in or referred to in Landlord's written consent:

                  (a) Tenant shall execute, have acknowledged and deliver to Landlord, and cause the Transferee to execute, have acknowledged and deliver to Landlord, an instrument in form and substance acceptable to Landlord in which (i) the Transferee adopts this Lease and agrees to perform, jointly and severally with Tenant, all of the obligations of Tenant hereunder, as to the space transferred to it, (ii) the Transferee grants Landlord an express first and prior security interest in its personal property brought into the transferred space to secure its obligations to Landlord hereunder, (iii) Tenant subordinates to

         Landlord's statutory lien and security interest any liens, security interests or other rights which Tenant may claim with respect to any property of the Transferee, (iv) Tenant agrees with Landlord that, if the rent or other consideration due by the Transferee exceeds the Rent for the transferred space, then Tenant shall pay Landlord as additional Rent hereunder all such excess rent and other consideration immediately upon Tenant's receipt thereof, (v) Tenant and the Transferee agree to provide to Landlord, at their expense, direct access from a public corridor in the Building to the transferred space, (vi) the Transferee agrees to use and occupy the transferred space solely for the purpose specified in Section 4 and otherwise in strict accordance with this Lease and (vii) Tenant acknowledges that, notwithstanding the Transfer, Tenant remains directly and primarily liable for the performance of all the obligations of Tenant hereunder (including, without limitation, the obligation to pay all Rent), and Landlord shall be permitted to enforce this Lease against Tenant or the Transferee, or both, without prior demand upon or proceeding in any way against any other persons, and

                  (b) Tenant shall deliver to Landlord a counterpart of all instruments relative to the Transfer executed by all parties to such transaction (except Landlord).

         10.3 LIENS. Without in any way limiting the generality of the foregoing, Tenant shall not grant, place or suffer, or permit to be granted, placed or suffered, against the Complex or any portion thereof, any lien, security interest, pledge, conditional sale contract, claim, charge or encumbrance (whether constitutional, contractual or otherwise) and if any of the aforesaid does arise or is asserted, Tenant will, promptly upon demand by Landlord and at Tenant's expense, cause same to be released.

11. ALTERATIONS. Tenant shall not make, or permit to be made, any alteration, improvement or addition to, or install, or permit to be installed, any fixture or equipment (other than desk top electrical equipment) in, the Premises without the prior written consent of Landlord. All such alterations, improvements and additions (including all articles attached to the floor, wall or ceiling of the Premises) shall become the property of Landlord and shall, at Landlord's election, be (a) surrendered with the Premises as part thereof at the termination or expiration of the Term, without any payment, reimbursement or compensation therefor, or (b) removed by Tenant, at Tenant's expense, with all damage caused by such removal repaired by Tenant. Tenant may remove Tenant's trade fixtures, office supplies, movable office furniture and equipment not attached to the Building provided such removal is made within five days after the expiration of the Term, no uncured Event of Default has occurred and Tenant promptly repairs all damage caused by such removal.

12. SPECIFICALLY PROHIBITED USES. Tenant will not (a) use, occupy or permit the use or occupancy of the Premises for any purpose or in any manner which is or may be, directly or indirectly, violative of any Legal Requirement, or dangerous to life or property, or a public or private nuisance or disruptive or obstructive of any other tenant of the Building, (b) keep, or permit to be kept, any substance in or conduct, or permit to be conducted, any operation from the Premises which might emit offensive odors or conditions into other portions of the Building, or make undue noise or create undue vibrations, (c) commit or permit to remain any waste to the Premises, (d) install or permit to remain any improvements to the Premises (other than window coverings which have first been approved by Landlord) which are visible from the outside of the Premises, or exceed the structural loads of floors or walls of the Building, or adversely affect the mechanical, plumbing or electrical systems of the Building or affect the structural integrity of the Building in any way, (e) install any food, soft drink or other vending machine (other than those for the exclusive, non-commercial use of Tenant and its business invitees) in the Premises or (f) commit, or permit to be committed, any action or circumstance in or about the Building which, directly or indirectly, would or might justify any insurance carrier in canceling or increasing the premium on the fire and extended coverage insurance policy maintained by Landlord on the Building or contents, and if any increase results from any act of Tenant, then Tenant shall pay such increase promptly upon demand therefor by Landlord.

13. ACCESS BY LANDLORD. Landlord, its employees, contractors, agents and representatives, shall have the right (and Landlord, for itself and such persons and firms, hereby reserves the right) to enter the Premises at all hours (a) to inspect, clean, maintain, repair, replace or alter the Premises or the Building,
(b) to show the Premises to prospective purchasers (or, during the last 12 months of the Term, to prospective tenants), (c) to determine whether Tenant is performing its obligations hereunder and, if it is not, to perform same at Landlord's option and Tenant's expense or (d) for any other purpose deemed reasonable by Landlord. In an emergency, Landlord (and such persons and firms) may use any means to open any door into or in the Premises without any liability therefor. Entry into the Premises by Landlord or any other person or firm named in the first sentence of this Section 13 for any purpose permitted herein shall not constitute a trespass or an eviction (constructive or otherwise), or entitle Tenant to any abatement or reduction of Rent, or constitute grounds for any claim (and Tenant hereby waives any claim) for damages for any injury to or interference with Tenant's business, for loss of occupancy or quiet enjoyment or for consequential damages.

14. CONDEMNATION. If all of the Complex is Taken, or if so much of the Complex is Taken that, in Landlord's opinion, the remainder cannot be restored to an economically viable, quality office building, or if the awards payable to Landlord as a result of any Taking are, in Landlord's opinion, inadequate to restore the remainder to an economically viable, quality office building, Landlord may, at its election, exercisable by the giving of written notice to Tenant within 60 days after the date of the Taking, terminate this Lease as of the date of the Taking or the date Tenant is deprived of possession of the Premises (whichever is later). If this Lease is not terminated as a result of a Taking, Landlord shall restore the Premises remaining after the Taking to a Building Standard condition. During the period of restoration, Base Rent shall be abated to the extent the Premises are rendered untenantable and, after the period of restoration, Base Rent and Tenant's Share shall be reduced in the proportion that the area of the Premises Taken or otherwise rendered untenantable bears to the area of the Premises just prior to the Taking. If any portion of Base Rent is abated under this Section 14, Landlord may elect to extend the expiration date of the Term for the period of the abatement. All awards, proceeds, compensation or other payments from or with respect to any Taking of the Complex or any portion thereof shall belong to Landlord, Tenant hereby assigning to Landlord all of its right, title, interest and claim to same. Tenant may assert a claim for and recover from the condemning authority, but not from Landlord, such compensation as may be awarded on account of Tenant's moving and relocation expenses, and depreciation to and loss of Tenant's moveable personal property.

                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK.

15. CASUALTY.

         15.1 GENERAL. Tenant shall give prompt written notice to Landlord of any casualty to the Complex of which Tenant is aware and any casualty to the Premises. If the Complex or the Premises are totally destroyed, or if the Complex or the Premises are partially destroyed but in Landlord's opinion, they cannot be restored to an economically viable, quality office building, or if the insurance proceeds payable to Landlord as a result of any casualty are, in Landlord's opinion, inadequate to restore the portion remaining to an economically viable and quality office building, Landlord may, at its election exercisable by the giving of written notice to Tenant within 60 days after the casualty, terminate this Lease as of the date of the casualty or the date Tenant is deprived of possession of the Premises (whichever is later). If this Lease is not terminated as a result of a casualty, Landlord shall (subject to Section 15.2) restore the Premises to a Building Standard condition. During the period of restoration, Base Rent shall be abated to the extent the Premises are rendered untenantable and, after the period of restoration, Base Rent and Tenant's Share shall be reduced in the proportion that the area of the Premises remaining tenantable after the casualty bears to the area of the Premises just prior to the casualty. If any portion of Base Rent is abated under this Section 15.1, Landlord may elect to extend the expiration date of the Term for the period of the abatement.

         15.2 ACTS OF TENANT. Notwithstanding any provisions of this Lease to the contrary, if the Premises or the Complex are damaged or destroyed as a result of a casualty arising from the acts or omissions of Tenant, or any of Tenant's officers, directors, shareholders, partners, employees, contractors, agents, invitees or representatives, (a) Tenant's obligation to pay Rent and to perform its other obligations under this Lease shall not be abated, reduced or altered in any manner, (b) Landlord shall not be obligated to repair or restore the Premises or the Complex and (c) subject to Section 17.2, Tenant shall be obligated, at Tenant's cost, to repair and restore the Premises or the Complex to the condition they were in just prior to the damage or destruction under the direction and supervision of, and to the satisfaction of, Landlord and any Landlord Mortgagee.

16. SUBORDINATION AND ATTORNMENT.

         16.1 GENERAL. This Lease, Tenant's leasehold estate created hereby and all of Tenant's rights, titles and interests hereunder and in and to the Premises are subject and subordinate to any Mortgage presently existing or hereafter placed upon all or any portion of the Complex. However, Landlord and Landlord's Mortgagee may, at any time upon the giving of written notice to Tenant and without any compensation or consideration being payable to Tenant, make this Lease, and the aforesaid leasehold estate and rights, titles and interests, superior to any Mortgage. Upon the written request by Landlord or by Landlord's Mortgagee to Tenant, and within five (5) days of the date of such request, and without any compensation or consideration being payable to Tenant, Tenant shall execute, have acknowledged and deliver a recordable instrument confirming that this Lease, Tenant's leasehold estate in the Premises and all of Tenant's rights, titles and interests hereunder are subject and subordinate (or, at the election of Landlord or Landlord's Mortgagee, superior) to the Mortgage benefiting Landlord's Mortgagee.

         16.2 ATTORNMENT. Upon the written request of any person or party succeeding to the interest of Landlord under this Lease, Tenant shall automatically become the tenant of and attorn to such successor in interest without any change in any of the terms of this Lease. No successor in interest shall be (a) bound by any payment of Rent for more than one month in advance, except payments of security for the performance by Tenant of Tenant's obligations under this Lease, (b) subject to any offset, defense or damages arising out of a default or any obligations of any preceding Landlord or (c) bound by any amendment of this Lease entered into after Tenant has been given written notice of the name and address of Landlord's Mortgagee and without the written consent of Landlord's Mortgagee or such successor in interest. The subordination, attornment and mortgage protection clauses of this Section 16 shall be self-operative and no further instruments of subordination, attornment or mortgagee protection need be required by any Mortgagee or successor in interest thereto. Nevertheless, upon the written request therefor and without any compensation or consideration being payable to Tenant, Tenant agrees to execute, have acknowledged and deliver such instruments as maybe requested to confirm the same.

17. INSURANCE.

         17.1 GENERAL. Tenant shall obtain and maintain throughout the Term the following policies of insurance:

                 (a) fire and all risk insurance, with vandalism, malicious mischief and sprinkler leakage endorsements, on all of Tenant's personal property located in, and on all Non-Building Standard Items to, the Premises in an amount not less than eighty percent of the replacement cost thereof;

                  (b) comprehensive general and contractual liability insurance against claims for personal injury, bodily injury, death and property damage occurring in or about the Premises, such insurance to afford protection to the limits of not less than $1,000,000 per occurrence;

                  (c) insurance required hereunder shall be written by companies licensed to do business in the State of Texas and shall have a minimum rating of A:X by Best's Key Rating Guide.

                  (d) such other policy or policies of insurance as Landlord may reasonably require or as Landlord is then requiring from one or more other tenants in the Building.

Tenant shall deliver to Landlord, prior to the Commencement Date, certificates of such insurance and shall, at all times during the Term, deliver to Landlord upon request true copies of such insurance policies. The policy described in clause (b) shall (i) name Landlord as an additional insured, (ii) provide that it will not be canceled, reduced or non-renewed without 30-days' prior written notice to Landlord, (iii) insure performance of the indemnities of Tenant contained in Section 18 and elsewhere in this Lease and (iv) be primary coverage, so that any insurance coverage obtained by Landlord shall be in excess thereto. Tenant shall deliver to Landlord certificates of renewal at least 30 days before the expiration date of each such policy and copies of new policies at least 30 days before terminating any such policies. All policies of insurance required to be obtained and maintained by Tenant shall be subject to the approval of Landlord as to terms, coverage, deductibles and issuer.

         17.2 WAIVER OF SUBROGATION. Landlord and Tenant hereby waive all claims, rights of recovery and causes of action that either party or any party claiming by, through or under such party may now or hereafter have by subrogation or otherwise against the other party or against any of the other party's officers, directors, shareholders, partners or employees for any loss or damage that may occur to the Complex, the Premises, Tenant's improvements or any of the contents of any of the foregoing by reason of fire or other casualty, or by reason of any other cause except gross negligence or willful misconduct (THUS INCLUDING SIMPLE NEGLIGENCE OF THE PARTIES HERETO OR THEIR OFFICERS, DIRECTORS, SHAREHOLDERS, PARTNERS OR EMPLOYEES), that could have been insured against under the terms of (a) in the case of Landlord, the standard fire and extended coverage insurance policies available in the state where the Complex is located at the time of the casualty and (b) in the case of Tenant, the fire and extended coverage insurance policy required to be obtained and maintained under Section 17.1; provided, however, that the waiver set forth in this Section 17.2 shall not apply to any deductibles on insurance policies carried by Landlord or to any coinsurance penalty which Landlord might sustain. Landlord and Tenant shall cause an endorsement to be issued to their respective insurance policies recognizing this waiver of subrogation.

18. TENANT'S INDEMNITY. Subject to Section 17.2, Tenant shall defend, indemnify and hold harmless Landlord and Landlord's officers, directors, shareholders, partners and employees from and against, all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements (including court costs and reasonable attorneys' fees) resulting from any injuries to or death of any person or damage to any property occurring during the Term in or about the Premises.

19. THIRD PARTIES; ACTS OF FORCE MAJEURE. Landlord shall have no liability to Tenant, or to Tenant's officers, directors, shareholders, partners, employees, agents, contractors or invitees, for bodily injury, death, property damage, business interruption, loss of profits, loss of trade secrets or other direct or consequential damages occasioned by (a) the acts or omissions of any other tenant or such other tenant's officers, directors, shareholders, partners, employees, agents, contractors or other invitees within the Complex, (b) Force Majeure, (c) vandalism, theft, burglary and other criminal acts (other than those committed by Landlord and its employees), (d) water leakage or (e) the repair, replacement, maintenance, damage, destruction or relocation of the Premises.

20. SECURITY INTEREST. As security for Tenant's payment of Rent and performance of all of its other obligations under this Lease, Tenant hereby grants to Landlord a security interest in all property of Tenant now or hereafter placed in the Premises. Landlord, as secured party, shall be entitled to all of the rights, remedies and recourses afforded to a secured party under the Texas Uniform Commercial Code, which rights, remedies and recourses shall be cumulative of all other rights, remedies, recourses, liens and security interests afforded Landlord by law, equity or this Lease. Contemporaneously with the execution of this Lease, Tenant shall execute and deliver, as debtor, promptly upon request and without any compensation or consideration being payable to Tenant, such additional financing statement or statements as Landlord may request. However, Landlord may at any time file a copy of this Lease as a financing statement.

21. CONTROL OF COMMON AREAS. Landlord shall have the exclusive control over the Common Areas. Landlord may, from time to time, create different Common Areas, close or otherwise modify the Common Areas, and modify and the Building Rules and Regulations with respect thereto.

22. RIGHT TO RELOCATE. Landlord retains the right and power, to be exercised reasonably and at Landlord's expense, to relocate Tenant within the Building in space which is comparable in size to the Premises and is suited to Tenant's use. Instances when the exercise of Landlord's right and power to relocate Tenant shall be deemed reasonable include, but shall not be limited to, instances where Landlord desires to consolidate the rentable area in the Building to provide Landlord's services more efficiently, or to provide contiguous vacant space for a prospective tenant. Landlord shall not be liable to Tenant for any claims arising in connection with a relocation permitted under this Section 22.

23. QUIET ENJOYMENT. Provided Tenant has performed all its obligations under this Lease, Tenant shall and may peaceably and quietly have, hold, occupy, use and enjoy the Premises during the Term subject to the provisions of this Lease. Landlord shall warrant and forever defend Tenant's right to occupancy of the Premises against the claims of any and all persons whomsoever lawfully claiming the same or any part thereof, by, through or under Landlord, but not otherwise, subject to the provisions of this Lease.

24. DEFAULT BY TENANT.

                  24.1 EVENTS OF DEFAULT. Each of the following occurrences shall constitute an Event of Default (herein so called):

                  (a) The failure of Tenant to pay Rent as and when due hereunder and the continuance of such failure for a period of three days after written notice from Landlord to Tenant specifying the failure; provided, however, after Landlord has given Tenant written notice pursuant to this clause (a) on two separate occasions Landlord shall not be required to give Tenant any further notice under this clause (a);

                  (b) The failure of Tenant to perform, comply with or observe any other agreement, obligation or undertaking of Tenant, or any other term, condition or provision, in this Lease, and the continuance of such failure for a period of ten days after written notice from Landlord to Tenant specifying the failure;

                  (c) The abandonment of the Premises by Tenant or the failure of Tenant to occupy the Premises or any significant portion thereof,

                  (d) The filing of a petition by or against Tenant (the term "Tenant" also meaning, for the purpose of this clause (d), any guarantor of the named Tenant's obligations hereunder) (i) in any bankruptcy or other insolvency proceeding, (ii) seeking any relief under the Bankruptcy Code or any similar debtor relief law, (iii) for the appointment of a liquidator or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease or (iv) to reorganize or modify Tenant's capital structure; and

                  (e) The admission by Tenant in writing that it cannot meet its obligations as they become due or the making by Tenant of an assignment for the benefit of its creditors.

         24.2 REMEDIES OF LANDLORD. Upon any Event of Default, Landlord may, at Landlord's option and in addition to all other rights, remedies and recourses afforded Landlord hereunder or by law or equity, do any one or more of the following:

                  (a) Terminate this Lease by the giving of written notice to Tenant, in which event Tenant shall pay to Landlord the sum of (i) all Rent and other amounts accrued hereunder to the date of termination,
         (ii) all amounts due under Section 24.3 and (iii) liquidated damages in an amount equal to (A) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at the prime lending rate (or equivalent rate, however denominated) in effect on the date of termination at the largest national bank in the state where the Complex is located minus (B) the then present fair rental value of the Premises for such period, similarly discounted.

                  (b) Terminate Tenant's right to possession of the Premises without terminating this Lease by the giving of written notice to Tenant, in which event Tenant shall pay to Landlord (i) all Rent and other amounts accrued hereunder to the date of termination of possession, (ii) all amounts due from time to time under Section 24.3 and (iii) all Rent and other sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during said period. Reentry by Landlord in the Premises will not affect the obligations of Tenant hereunder for the unexpired Term. Landlord may bring action against Tenant to collect amounts due by Tenant on one or more occasions, without the necessity of Landlord's waiting until expiration of the Term. If Landlord elects to proceed under this
         Section 24.2(b), it may at any time elect to terminate this Lease pursuant to Section 24.2(a).

                  (c) Without notice, alter any and all locks and other security devices at the Premises without being obligated to deliver new keys to the Premises, unless Tenant has cured all Events of Default before Landlord has terminated this Lease under Section 24.2(a) or has entered into a lease to relet all or a portion of the Premises.

                  (d) If an Event of Default specified in Section 24.1 (c) occurs, Landlord may remove and store any property that remains on the Premises, and, if Tenant does not claim such property within ten days after Landlord has delivered to Tenant notice of such storage, Landlord may appropriate, sell, destroy, or otherwise dispose of the property in question without notice to Tenant or any other person and without any obligation to account for such property.

         24.3 PAYMENT BY TENANT. Upon any Event of Default, Tenant shall also pay to Landlord all costs and expenses incurred by Landlord, including court costs and reasonable attorneys' fees, in (a) retaking or otherwise obtaining possession of the Premises, (b) removing and storing Tenant's or any other occupant's property, (c) repairing, restating, altering, remodeling or otherwise putting the Premises into condition acceptable to a new tenant or tenants, (d) reletting all or any part of the Premises, (e) paying or performing the underlying obligation which Tenant failed to pay or perform and (f) enforcing any of Landlord's rights, remedies or recourses arising as a consequence of the Event of Default.

         24.4 RELETTING. Upon termination of this Lease or upon termination of Tenant's right to possession of the Premises, Landlord shall use reasonable efforts to relet the Premises on such terms and conditions as Landlord in its sole discretion may determine (including a term different than the Term, rental concessions, and alterations to, and improvements of, the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building. Landlord shall not be liable, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or collect rent due in respect of such reletting. Tenant shall not be entitled to the excess of any rent obtained by reletting over the Rent herein reserved.

         24.5 LANDLORD'S RIGHT TO PAY OR PERFORM. Upon an Event of Default, Landlord may, but without obligation to do so and without thereby waiving or curing such Event of Default, pay or perform the underlying obligation for the account of Tenant, and enter the Premises and expend the Security Deposit for such purpose.

         24.6 NO WAIVER; NO IMPLIED SURRENDER. Provisions of this Lease may only be waived by the party entitled to the benefit of the provision evidencing the waiver in writing. Thus, neither the acceptance of Rent by Landlord following an Event of Default (whether known to Landlord or not), nor any other custom or practice followed in connection with this Lease, shall constitute a waiver by Landlord of such Event of Default or any other Event of Default. Further, the failure by Landlord to complain of any action or inaction by Tenant, or to assert that any action or inaction by Tenant constitutes (or would constitute, with the giving of notice and the passage of time) an Event of Default, regardless of how long such failure continues, shall not extinguish, waive or in any way diminish the rights, remedies and recourses of Landlord with respect to such action or inaction. No waiver by Landlord of any provision of this Lease or of any breach by Tenant of any obligation of Tenant hereunder shall be deemed to be a waiver of any other provision hereof, or of any subsequent breach by Tenant of the same or any other provision hereof. Landlord's consent to any act by Tenant requiring Landlord's consent shall not be deemed to render unnecessary the obtaining of Landlord's consent to any subsequent act of Tenant. No act or omission by Landlord (other than Landlord's execution of a document acknowledging such surrender) or Landlord's agents, including the delivery of the keys to the Premises, shall constitute an acceptance of a surrender of the Premises.

25. DEFAULTS BY LANDLORD. Landlord shall not be in default under this Lease, and Tenant shall not be entitled to exercise any right, remedy or recourse against Landlord or otherwise as a consequence of any alleged default by Landlord under this Lease, unless Landlord fails to perform any of its obligations hereunder and said failure continues for a period of 30 days after Tenant gives Landlord and (provided that Tenant shall have been given the name and address of Landlord's Mortgagee) Landlord's Mortgagee written notice thereof specifying, with reasonable particularity, the nature of Landlord's failure. If, however, the failure cannot reasonably be cured within the 30-day period, Landlord shall not be in default hereunder if Landlord or Landlord's Mortgagee commences to cure the failure within the 30 days and thereafter pursues the curing of same diligently to completion. If Tenant recovers a money judgment against Landlord for Landlord's default of its obligations hereunder or otherwise, the judgment shall be limited to Tenant's actual direct, but not consequential, damages therefor and shall be satisfied only out of the interest of Landlord in the Complex as the same may then be encumbered, and Landlord shall not otherwise be liable for any deficiency. In no event shall Tenant have the right to levy execution against any property of Landlord other than its interest in the Complex. The foregoing shall not limit any right that Tenant might have to obtain specific performance of Landlord's obligations hereunder.

26. RIGHT OF REENTRY. Upon the expiration or termination of the Term for whatever cause, or upon the exercise by Landlord of its right to re-enter the Premises without terminating this Lease, Tenant shall immediately, quietly and peaceably surrender to Landlord possession of the Premises in "broom clean" and good order, condition and repair, except only for ordinary wear and tear, damage by casualty not covered by Section 15.2 and repairs to be made by Landlord pursuant to Section 15.1. If Tenant fails to surrender possession as herein required, Landlord may, without giving Tenant prior notice to vacate the Premises or any other notice, initiate any and all legal action as Landlord may elect to dispossess Tenant and all of its property, and all persons or firms claiming by, through or under Tenant and all of their property, from the Premises, and may remove from the Premises and store (without any liability for loss, theft, damage or destruction thereto) any such property at Tenant's cost. While Tenant remains in possession of the Premises after such expiration, termination or exercise by Landlord of its re-entry right, Tenant shall be deemed to be occupying the Premises as a tenant-at-sufferance, subject to all of the obligations of Tenant under this Lease, except that the daily Rent shall be twice the per day Rent in effect immediately before such expiration, termination or exercise by Landlord. No such holding over shall extend the Term. If Tenant fails to surrender possession of the Premises in the condition herein required, Landlord may, at Tenant's expense, restore the Premises to such condition.

27. MISCELLANEOUS.

         27.1 INDEPENDENT OBLIGATIONS; NO OFFSET. The obligations of Tenant to pay Rent and to perform the other undertakings of Tenant hereunder constitute independent unconditional obligations to be performed at the times specified hereunder, regardless of any breach or default by Landlord hereunder. Tenant shall have no right, and Tenant hereby waives and relinquishes all rights which Tenant might otherwise have, to claim any nature of lien against the Complex or to withhold, deduct from or offset against any Rent or other sums to be paid to Landlord by Tenant.

         27.2 TIME OF ESSENCE. Time is of the essence with respect to each date or time specified in this Lease by which an event is to occur.

         27.3 APPLICABLE LAW. This Lease shall be governed by, and construed in accordance with, the laws of the State of Texas. All monetary and other obligations of Landlord and Tenant are performable in the county where the Complex is located.

         27.4 ASSIGNMENT BY LANDLORD. Landlord shall have the right to assign, in whole or in part, any or all of its rights, titles or interests in and to the Complex or this Lease and, upon any such assignment, Landlord shall be relieved of all unaccrued liabilities and obligations hereunder to the extent of the interest so assigned.

         27.5 COMMENCEMENT DATE AND ESTOPPEL CERTIFICATES. From time to time at the request of Landlord or Landlord's Mortgagee, Tenant will promptly and without compensation or consideration execute, have acknowledged and deliver a certificate stating (a) the Commencement Date and the date of expiration of the Term, (b) the rights (if any) of Tenant to extend the Term or to expand the Premises, (c) the Rent (or any components of the Rent) currently payable hereunder, (d) whether this Lease has been amended in any respect and, if so, submitting copies of or otherwise identifying the amendments, (e) whether, within the knowledge of Tenant, there are any existing breaches or defaults by Landlord hereunder and, if so, stating the defaults with reasonable particularity and (f) such other information pertaining to this Lease as Landlord or Landlord's Mortgagee may reasonably request.

         27.6 SIGNS, BUILDING NAME AND BUILDING ADDRESS. Landlord may, from time to time at its discretion, maintain any and all signs anywhere in the Complex, and to change the name and street address of the Complex. Tenant shall not use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant from the Premises.

         27.7 NOTICES. All notices and other communications given pursuant to this Lease shall be in writing and shall either be mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, and addressed as set forth in this Section 27.7, or delivered in person to the intended addressee, or sent by prepaid telegram, cable or telex followed by a confirmatory letter. Notice mailed in the aforesaid manner shall become effective three business days after deposit; notice given in any other manner, and any notice given to Landlord, shall be effective only upon receipt by the intended addressee. Each party shall have the continuing right to change its address for notice hereunder by the giving of 15 days' prior written notice to the other party in accordance with this Section 27.7. ALL PAYMENTS SHOULD BE MADE PAYABLE TO "THE MADISON OFFICE BUILDING" AND DELIVERED TO THE PROPERTY MANNER'S OFFICE.

    Landlord:                                   Tenant:
    --------                                    ------

    State of Utah Retirement Investment Fund    Humitech, Inc.
    c/o Cottonwood Partners                     15851 Dallas Parkway, Suite 410
    5956 Sherry Lane, Suite 850                 Addison, Texas 75001
    Dallas, Texas 75225

    cc: Attn: Property Manager
    Cottonwood Management Services
    15851 Dallas Parkway, Suite 725
    Addison, Texas 75001

         27.8 ENTIRE AGREEMENT, AMENDMENT AND BINDING EFFECT. This Lease constitutes the entire agreement between Landlord and Tenant relating to the subject matter hereof and all prior agreements relative hereto which are not contained herein are terminated. This Lease may be amended only by a written document duly executed by Landlord and Tenant (and, if a Mortgage is then in effect, by the Landlord's Mortgagee entitled to the benefits thereof), and any alleged amendment which is not so documented shall not be effective as to either party. The provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors and assigns; provided, however, that this Section 27.8 shall not negate, diminish or alter the restrictions on Transfers applicable to Tenant set forth elsewhere in this Lease.

         27.9 SEVERABILITY. This Lease is intended to be performed in accordance with and only to the extent permitted by all Legal Requirements. If any provision of this Lease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, but the extent of the invalidity or unenforceability does not destroy the basis of the bargain between the parties as contained herein, the remainder of this Lease and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

         27.10 NUMBER AND GENDER, CAPTIONS AND REFERENCES. As the context of this Lease may require, pronouns shall include natural persons and legal entities of every kind and character, the singular number shall include the plural and the neuter shall include the masculine and the feminine gender. Section headings in this Lease are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define any section hereof. Whenever the terms "hereof," "hereby," "herein", "hereunder" or words of similar import are used in this Lease, they shall be construed as referring to this Lease in its entirety rather than to a particular section or provision, unless the context specifically indicates to the contrary. Any reference to a particular "Section" shall be construed as referring to the indicated section of this Lease.

         27.11 ATTORNEYS' FEES. If either party hereto initiates any litigation against the other party relating to this Lease, the prevailing party shall be entitled to recover, in addition to all damages allowed by law and other relief, all court costs and reasonable attorneys' fees incurred in connection with such litigation.

         27.12 BROKERS. Tenant and Landlord hereby warrant and represent unto the other that it has not incurred or authorized any brokerage commission, finder's fees or similar payments in connection with this Lease, other than that which is due to Cottonwood Partners, which payment shall be paid by Landlord. Each party shall defend, indemnify and hold the other harmless from and against any claim for brokerage commission, finder's fees or similar payment arising by virtue of authorization of such party, or any Affiliate of such party, in connection with this Lease.

         27.13 INTEREST ON TENANT'S OBLIGATIONS. Any amount due from Tenant to Landlord which is not paid when due shall bear interest at the maximum rate allowed by law from the date such payment is due until paid, but the payment of such interest shall not excuse or cure the default in payment.

         27.14 AUTHORITY. The person executing this Lease on behalf of Tenant personally warrants and represents to Landlord that (a) Tenant is a duly organized and existing legal entity, in good standing in the State of Texas; (b) Tenant has full right and authority to execute, deliver and perform this Lease;
(c) the person executing this Lease on behalf of Tenant was authorized to do so; and (d) upon request of Landlord, such person will deliver to Landlord satisfactory evidence of his or her authority to execute this Lease on behalf of Tenant.

         27.15 RECORDING. Neither this Lease (including any Exhibit hereto) nor any memorandum hereof shall be recorded without the prior written consent of Landlord.

         27.16 EXHIBITS. All Exhibits and written addenda hereto are incorporated herein for any and all purposes.

         27.17 MULTIPLE COUNTERPARTS. This Lease may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one instrument.

EXECUTED as of the date and year above first written.

TENANT ACKNOWLEDGES THAT LANDLORD HAS MADE NO WARRANTIES TO TENANT AS TO THE CONDITION OF THE PREMISES, EITHER EXPRESS OR IMPLIED, AND LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSE, AND TENANT'S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN), SET OFF, DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

         TENANT:           HUMITECH, INC.,
                           A NEVADA CORPORATION

                           By: /s/ Michael R. Davis
                               -------------------------------------------------

                           Name: Michael R. Davis
                                 -----------------------------------------------

                           Title: Chief Financial Officer
                                  ----------------------------------------------

         LANDLORD:         UTAH STATE RETIREMENT INVESTMENT FUND,
                           AN INDEPENDENT AGENCY OF THE STATE OF UTAH

                           BY: Wallace Realty Advisors, Ltd.,
                               A Texas limited partnership

                           BY: Wallace Realty Advisors 1, Inc.,
                               A Texas corporation, its general partner

                               By: /s/ Robert J. Axley
                                   -----------------------------------

                               Name: Robert J. Axley
                                     ---------------------------------

                               Title: Chairman
                                      --------------------------------



                               By: /s/ John L. West
                                   -----------------------------------

                               Name: John L. West
                                     ---------------------------------

                               Title: President
                                      --------------------------------

                                  EXHIBIT INDEX
                                  -------------

Exhibit A:        Glossary

Exhibit B:        Description of Premises

Exhibit C:        Rules and Regulations

Exhibit D:        Work Letter

Exhibit E:        Property Legal Description

Exhibit F:        Renewal Option

                                    EXHIBIT A

                            GLOSSARY OF DEFINED TERMS
                            -------------------------

1. "ADDENDUM" shall mean the Addendum, if any, attached to this Lease.

2. "AFFILIATE" shall mean a person or party who or which controls, is controlled by or is under common control with another person or party.

3. "BUILDING" shall mean that certain 12 floor office building and garage structure constructed on the Land, the street address of which is 15851 Dallas Parkway, Addison, Texas, and is more particularly described in the deed recorded in Volume 85021, Page 1686 of the Deed Records of Dallas County, Texas. The term "Building" shall include all fixtures and appurtenances in and to the aforesaid structure, including specifically but without limitation all above grade walkways and all electrical, mechanical, plumbing, security, elevator, boiler, HVAC, telephone, water, gas, storm sewer, sanitary sewer and all other utility systems and connections, all life support systems, sprinklers, smoke detection and other fire protection systems, and all equipment, machinery, shafts, flues, piping, wiring, ducts, duct work, panels, instrumentation and other appurtenances relating thereto.

4. "BUILDING OPERATING HOURS" shall mean 7:00 a.m. to 7:00 p.m. Monday through Friday and Saturday 7:00 a.m. to 1:00 p.m., exclusive of Sundays and Holidays.

5. "BUILDING RULES AND REGULATIONS" shall mean the rules and regulations governing the Complex promulgated by Landlord from time to time. The current Building Rules and Regulations maintained by Landlord are attached as Exhibit C hereto.

6. "BUILDING STANDARD", when applied to an item, shall mean such item as has been designated by Landlord (orally or in writing) as generally applicable throughout the leased portions of the Building.

7. "COMMENCEMENT DATE" shall mean the date of the commencement of the Term as determined pursuant to Section 6.3.

8. "COMMON AREAS" shall mean all areas and facilities within the Complex which have been constructed and are being maintained by Landlord for the common, general, non-exclusive use of all tenants in the Building, and shall include restrooms, lobbies, corridors, service areas, elevators, stairs and stairwells, the Parking Facility, driveways, loading areas, ramps, walkways and landscaped areas.

9. "COMPLEX" shall mean the Land and all improvements thereon, including the Building and the Parking Facility.

10. "EXPENSE STOP" shall mean that portion of the Operating Expenses, expressed in terms of dollars per square foot of Net Rentable Area per Fiscal Year, which will be excluded from the computation of Additional Rent. Unless changed by mutual agreement of the parties, the "Expense Stop" shall equal the actual operating expenses for calendar year 2002.

11. "FISCAL YEAR" shall mean the fiscal year (or portion thereof) of Landlord as elapses during the Term. The Fiscal Year currently commences on January 1; however, Landlord may change the Fiscal Year at any time or times.

12. "FORCE MAJEURE" shall mean the occurrence of any event which hinders, prevents or delays the performance by Landlord of any of its obligations hereunder and which is beyond the reasonable control of Landlord.

13. "HOLIDAYS" shall mean (a) New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day, (b) other days on which national or state banks located in the state where the Complex is located must or may close for ordinary operations and (c) other days which are commonly observed as holidays by the majority of tenants of the Building. If the Holiday occurs on a Saturday or Sunday, the Friday preceding or the Monday following may, at Landlord's discretion, be observed as a Holiday.

14. "HVAC" shall mean the heating, ventilation and air conditioning systems in the Building.

15. "IMPOSITIONS" shall mean (a) all real estate, personal property, rental, water, sewer, transit, use, occupancy and other taxes, assessments, charges, excises and levies (including any interest, costs or penalties with respect thereto), general and special, ordinary and extraordinary, foreseen and unforeseen of any kind and nature whatsoever which are assessed, levied, charged or imposed upon or with respect to the Complex, or any portion thereof, or the sidewalks, streets or alley ways adjacent thereto, or the ownership, use, occupancy or enjoyment thereof (including but not limited to mortgage taxes and other taxes and assessments passed on to Landlord by Landlord's Mortgagee) and
(b) all charges for any easement, license, permit or agreement maintained for the benefit of the Complex. "Impositions" shall not include income taxes, estate and inheritance taxes, excess profit taxes, franchise taxes, taxes imposed on or measured by the income of Landlord from the operation of the Complex, and taxes imposed on account of the transfer of ownership of the Complex or the Land. If any or all of the Impositions be discontinued and, in substitution therefor, taxes, assessments, charges, excises or impositions be assessed, levied, charged or imposed wholly or partially on the Rents received or payable hereunder (a "SUBSTITUTE IMPOSITION"), then the Substitute Imposition shall be deemed to be included within the term "Impositions".

16. "Impositions Stop" shall mean that portion of the amount of Impositions, expressed in terms of dollars per square foot of Net Rentable Area per Fiscal Year, which will be excluded from the computation of Additional Rent.

Unless changed by mutual agreement of the parties, the "Impositions Stop" shall equal the actual real estate taxes for calendar year 2002.

17. [deleted]

18. "LAND" shall mean the real property on which the Building is constructed and which is further described in Exhibit E hereto.

19. "LANDLORD'S MORTGAGEE" shall mean the mortgagee of any mortgage, the beneficiary of any deed of trust, the pledgee of any pledge, the secured party of any security interest, the assignee of any assignment and the transferee of any other instrument of transfer (including the ground lessor of any ground lease on the Land) now or hereafter in existence on all or any portion of the Complex, and their successors, assigns and purchasers. "Mortgage" shall mean any such mortgage, deed of trust, pledge, security agreement, assignment or transfer instrument, including all renewals, extensions and rearrangements thereof and of all debts secured thereby.

20. "LANDLORD'S WORK" shall mean all improvements, components, assemblies, installations, finish, labor, materials and services that Landlord is required to furnish, install, perform, provide or apply to the Premises as specified in the Work Letter.

21. "LEGAL REQUIREMENTS" shall mean any and all (a) judicial decisions, orders, injunctions, writs, statutes, rulings, rules, regulations, promulgations, directives, permits, certificates or ordinances of any governmental authority in any way applicable to Tenant or the Complex, including but not limited to the Building Rules and Regulations, zoning, environmental and utility conservation matters, (b) requirements imposed on Landlord by any Landlord's Mortgagee, (c) insurance requirements and (d) other documents, instruments or agreements (written or oral) relating to the Complex or to which the Complex may be bound or encumbered.

22. "NET RENTABLE AREA" whether of the Premises or the Complex shall mean the area determined pursuant to the American National Standard Method for measuring floor space in office buildings, as set forth in American National Standard's Institute publication Z65.1-1980 and as, from time to time, revised. Landlord and Tenant hereby stipulate that, unless and until revised by virtue of the application of the standards set forth in said publication or in a revised publication, the Net Rentable Area of the Premises shall be 2,994 square feet and the Net Rentable Area of the Building shall be 288,920 square feet.

23. "OPERATING EXPENSES" shall mean all costs and expenses which Landlord pays or accrues by virtue of the ownership, use, management, leasing, maintenance, service, operation, insurance or condition of the Complex during a particular Fiscal Year or portion thereof as determined by Landlord or its certified public accountants in accordance with generally accepted accounting principles plus (in instances where the Building was not fully occupied for the entire period in question) all additional costs and expenses which Landlord or such accountant reasonably determines Landlord would have paid or accrued during such period if the Building has been fully occupied (defined as 95% occupied). "Operating Expenses" shall include, but shall not be limited to, the following to the extent they relate to the Complex:

         (a) all insurance premiums charged for policies obtained by Landlord, which may include without limitation, at Landlord's election, (i) fire and extended coverage insurance including earthquake, windstorm, hail, explosion, riot, strike, civil commotion, aircraft, vehicle and smoke insurance, (ii) public liability and property damage insurance, (iii) elevator insurance, (iv) workmen's compensation insurance for the employees covered by clause (g), (v) boiler, machinery, sprinkler, water damage, legal liability, burglary, hold-up, fidelity and pilferage insurance, (vi) rental loss insurance and (vii) such other insurance as Landlord may elect to obtain;

         (b) all deductible amounts incurred in any Fiscal Year relating to an insurable loss;

         (c)      all maintenance, repair, replacement and painting costs;

         (d) all janitorial, custodial, cleaning, washing, landscaping, landscape maintenance, trash removal and pest control costs;

         (e)      all security costs;

         (f) all electrical, energy monitoring, water, water treatment, gas, sewer, telephone and other utility and utility related charges;

         (g) all wages, salaries, salary burdens, employee benefits, payroll taxes, social security and insurance for all persons engaged by Landlord or an Affiliate of Landlord or the property management company engaged by Landlord or affiliates of the Property management company engaged by Landlord;

         (h) all costs of leasing or purchasing supplies, tools, equipment and materials;

         (i) all management fees and other charges for management services (including, without limitation, travel and related expenses), whether provided by an independent management company, by Landlord or by an Affiliate of Landlord;

         (j) all fees and other charges paid under all maintenance and service agreements, including but not limited to window cleaning, elevator and HVAC maintenance;

         (k)      all legal, accounting and auditing fees and expenses; and

         (l) amortization of the cost of acquiring, financing and installing capital items which are intended to reduce (or avoid increases in) operating expenses or which are required by a governmental authority. Such costs shall be amortized over the reasonable life of the items in accordance with generally accepted accounting principles, but not beyond the reasonable life the Building.

"Operating Expenses" shall not include (i) expenditures classified as capital expenditures for federal income tax purposes except as set forth in clause (1),
(ii) costs for which Landlord is entitled to specific reimbursement by Tenant, by any other tenant of the Building or by any other third party, (iii) allowances specified in the Work Letter for expenses incurred by Landlord for improvements to the Premises, (iv) leasing commissions, and all non-cash expenses (including depreciation), except for the amortized costs specified in clause (I), (v) land or ground rent, if applicable, and (vi) debt service on any indebtedness secured by the Complex (except debt service on indebtedness to purchase or pay for items specified as permissible "Operating Expenses" under clause (a) through (l)).

24. "PARKING FACILITY" shall mean (a) any parking garage and any other parking lot or facility adjacent to or in the Complex servicing the Building and (b) any parking area, open or covered, leased by Landlord to service the Building.

25. "PREMISES" shall mean the area leased by Tenant pursuant to this Lease as outlined on the floor plan drawing attached as Exhibit B hereto and all other space added to the Premises pursuant to the terms of this Lease. The Premises includes the space between the top surface of the floor slab of the outlined area and the finished surface of the ceiling immediately above.

26. "RENT" shall mean Base Rent, Additional Rent, the parking charge called for in Section 5.4 and all other amounts provided for under this Lease to be paid by Tenant, whether as additional rent or otherwise. "BASE RENT" shall mean the base rent specified in Section 5.1 as adjusted in accordance with Section 5.2. "BASE RENT ADJUSTMENT" shall mean the increase in the annual Base Rent as set forth in
Section 5.2. "ADDITIONAL RENT" shall mean the additional rent specified in
Section 5.3.

27. "SECURITY DEPOSIT" shall mean $5,114.75 paid by Tenant as security for the full and faithful performance of the obligations of Tenant under this Lease.

28. "TAKING" or "TAKEN" shall mean the actual or constructive condemnation, or the actual or constructive acquisition by or under threat of condemnation, eminent domain or similar proceeding, by or at the direction of any governmental authority or agency.

29. "TENANT'S SHARE" shall mean the proportion by which the Net Rentable Area of the Premises bears to the Net Rentable Area of the Building. "Tenant's Share" shall be adjusted by Landlord from time to time to reflect adjustments to the then current Net Rentable Area of the Building or the Premises. "Tenant's Share" shall initially mean 2,994 rentable square feet divided by 288,920 rentable square feet x 100 = 1.0363%.

30. "TRANSFER" shall mean (a) an assignment (direct or indirect, absolute or conditional, by operation of law or otherwise) by Tenant of all or any portion of Tenant's interest in this Lease or the leasehold estate created hereby, (b) a sublease of all or any portion of the Premises or (c) the grant or conveyance by Tenant of any concession or license within the Premises. If Tenant is a corporation then any transfer of this Lease by merger, consolidation or dissolution, or by any change in ownership or power to vote a majority of the voting stock (being the shares of stock regularly entitled to vote for the election of directors) in Tenant outstanding at the time of execution of this Lease shall constitute a Transfer. If Tenant is a partnership having one or more corporations as general partners, the preceding sentence shall apply to each corporation as if the corporation alone had been the Tenant hereunder. If Tenant is a general or limited partnership, joint venture or other form of association, the transfer of a majority of the ownership interests therein shall constitute a Transfer. "TRANSFEREE" shall mean the assignee, sublessee, pledgee, concessionee, licensee or other transferee of all or any portion of Tenant's interest in this Lease, the leasehold estate created hereby or the Premises.

31. "WORK LETTER" shall mean the agreement, if any, attached as Exhibit D hereto between Landlord and Tenant for the construction of improvements in the Premises.

                                    EXHIBIT B

                                    PREMISES
                                    --------

                                    Suite 410

                   (Approximately 2,994 Rentable Square Feet)

                                    EXHIBIT C
                                    ---------

                              RULES AND REGULATIONS
                              ---------------------

1. Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, any persons occupying, using, or entering the Building, or any equipment, finishings, or contents of the Building, and each tenant shall comply with such systems and procedures.

2. Tenant's employees, visitors, and licensees shall not loiter in or interfere with the use of the Parking Facility or the Complex's driveway or parking areas nor consume alcohol in the common areas of the Complex or the Parking Facility. The sidewalks, halls, passages, exits, entrances, elevators, escalators, and stairways of the Building will not be obstructed by any tenants or used by any of them for any purpose other than for ingress to and egress from their respective premises. The halls, passages, exits, entrances, elevators, escalators, and stairways are not for the general public, and Landlord may control and prevent access to them by all persons whose presence, in the reasonable judgment of Landlord, would be prejudicial to the safety, character, reputation and interests of the Building and its tenants; in determining whether access will be denied, Landlord may consider attire worn by a person and its appropriateness for an office building, whether shoes are being worn, use of profanity, either verbally or on clothing, actions of a person (including, without limitation, spitting, verbal abusiveness, and the like), and such other matters as Landlord may reasonably consider appropriate.

3. No sign, placard, picture, name, advertisement, or notice visible from the exterior of any tenant's premises shall be inscribed, painted, affixed, or otherwise displayed by any tenant on any part of the Building without the prior written consent of Landlord. All approved signs or lettering on doors will be printed, painted, affixed, or inscribed at the expense of the tenant desiring such by a person approved by Landlord. Material visible from outside the Building will not be permitted. Landlord may remove such material without any liability, and may charge the expense incurred by such removal to the tenant in question.

4. No curtains, draperies, blinds, shutters, shades, screens, or other coverings, hangings, or decorations will be attached to, hung, or placed in, or used in connection with any window of the Building or the Premises.

5. The sashes, sash doors, skylights, windows, heating, ventilating, and air conditioning vents and doors that reflect or admit light and air into the halls, passageways, or other public places in the Building shall not be covered or obstructed by any tenant, nor will any bottles, parcels, or other articles be placed on any window sills.

G. No showcases or other articles will be put in front of or affixed to any part of the exterior of the Building, nor placed in the public halls, corridors, or vestibules without the prior written consent of Landlord.

7. No tenant will permit its Premises to be used for lodging or sleeping. No cooking will be done or permitted by any tenant on its premises, except in areas of the premises which are specially constructed for cooking, so long as such use is in accordance with all applicable federal, state, and city laws, codes, ordinances, rules, and regulations.

8. No tenant will employ any person or persons other than the cleaning service of Landlord for the purpose of cleaning the premises, unless otherwise agreed by Landlord in writing. If any tenant's actions result in any increased expense for any required cleaning, Landlord may assess such tenant for such expenses. Janitorial service will not be furnished on nights to offices which are occupied after business hours on those nights unless, by prior written agreement of Landlord, service is extended to a later hour for specifically designated offices.

9. The toilets, urinals, wash bowls, and other plumbing fixtures will not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other foreign substances will be thrown in them. All 3amages resulting from any misuse of the fixtures will be borne by the tenant who, or whose servants, employees, agents, visitors, or licensees, have caused the damage.

10. No tenant will deface any part of the premises or the Building. Without the prior written consent of Landlord, no tenant will lay linoleum, or other similar floor covering, so that it comes in direct contact with the floor of such tenant's premises. If linoleum or other similar floor covering is to be used, an interlining of builder's deadening felt will be first affixed to the floor, by a paste or other material, soluble in water. The use of cement or other similar adhesive material is expressly prohibited.

11. No tenant will alter, change, replace, or rekey any lock or install a new lock or a knocker on any door of the premises. Landlord, its agent or employee, will retain a master key to all door locks on the premises. Any new door locks required by a tenant or any change in keying of existing locks will be installed or changed by Landlord following such tenant's written request to Landlord and will be at such tenant's expense. All new locks and rekeyed locks will remain operable by Landlord's master key. Landlord will furnish to each tenant, free of charge, two (2) keys to each door lock on its premises. Landlord will have the right to collect a reasonable charge for additional keys and cards requested by any tenant. Each tenant, upon termination of its tenancy, will deliver to Landlord all keys and access cards for the premises and Building which have been furnished to such tenant.

12. The elevator designated for freight by Landlord will be available for use by all tenants in the Building during the hours and pursuant to such procedures as Landlord may determine from time to time. The persons employed to move tenant's equipment, material, furniture, or other property in or out of the Building must be acceptable to Landlord; such persons must be a locally recognized professional mover, whose primary business is the performing of relocation services, and must be bonded and fully insured. A certificate or other verification of such insurance must be received and approved by Landlord prior to the start of any moving operations. Insurance must be sufficient, in Landlord's sole opinion, to cover all personal liability, theft, or damage to the Building, including without limitation floor coverings, doors, walls, elevators, stairs, foliage, and landscaping. All moving operations will be conducted at such times and in such a manner as Landlord may direct, and all moving will take place during nonbusiness hours unless Landlord otherwise agrees in writing. The moving tenant shall be responsible for the provision of Building security during all moving operations, and shall be liable for all losses and damages sustained by any party as a result of the failure to supply adequate security. Landlord may prescribe the weight, size, and position of all equipment, materials, furniture, or other property brought into the Buildings. Heavy objects will, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to distribute the weight properly. Landlord will not be responsible for loss of or damage to any such property from any cause, and all damage done to the Building by moving or maintaining such property will be repaired at the expense of the moving tenant. Landlord may inspect all such property to be brought into the Building and to exclude from the Building all such property which violates any of these rules and regulations or the lease of which these rules and regulations are a part. Supplies, goods, materials, packages, furniture, and all other items of every kind delivered to or taken from the premises will be delivered or removed through the entrance and route designated by Landlord.

13. No tenant will use or keep in the premises or the Building any kerosene, gasoline, or inflammable or combustible or explosive fluid or material or chemical substance other than limited quantities of them reasonably necessary for the operation or maintenance of office equipment or limited quantities of cleaning fluids and solvents required in normal operation of the premises.

Without Landlord's prior written approval, no tenant will use any method of heating or air conditioning other than that supplied by Landlord. No tenant will keep any firearms within the Premises. No tenant will use or keep or permit to be used or kept any foul or noxious gas or substance in the premises, or permit of suffer the premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, or vibrations, or interfere in any way with other tenants or those having business in the Building.

14. Landlord may without notice and without liability to any tenant, change the name and street address of the Building.

15. Landlord will have the right to prohibit any advertising by tenant, mentioning the Building, which, in Landlord's reasonable opinion, tends to impair the reputation of the Building or its desirability as a Building for offices, and upon written notice from Landlord, tenant will discontinue such advertising.

16. Tenant will not bring any animals or birds into the Building, and will not permit bicycles or other vehicles inside or on the sidewalks outside the Building except in areas designated from time to time by Landlord for such purposes.

17. All persons entering or leaving the Building at any time other than the Building's business hours shall comply with such off-hour regulations as Landlord may establish and modify from time to time. Landlord may limit or restrict access to the Building during such periods.

18. Each tenant will store all its trash and garbage within its premise. No material will be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal will be made only through entryways and elevators provided for such purposes and at such times as Landlord may designate. No furniture, appliances, equipment, or flammable products of any type may be disposed of in the Building trash receptacles.

19. Canvassing, peddling, soliciting, and distribution of handbills or any other written materials in the Building are prohibited, and each tenant will cooperate to prevent same.

20. Each tenant shall keep the doors of the premises closed and locked and shall shut off all water faucets, water apparatus, and utilities before tenant or tenant's employees leave the premises, so as to prevent waste or damage, and for any default or carelessness in this regard tenant shall be liable for all injuries sustained by other tenants or occupants of the Building or Landlord. On multiple-tenancy floors, all tenants will keep the doors to the Building corridors closed at all times except for ingress and egress.

21. Smoking is not permitted in hallway corridors, stairwells, elevators, restrooms, lobby areas, or any interior common areas within the Building. Additionally, outdoor smoking is not permitted within twenty (20) fee of any entrance to the Building. Tenants may smoke in their leased suites, provided ventilation systems servicing their respective suites can be sufficiently modified to prevent smoke and/or smoking odors from escaping into common areas, hallway corridors, and plenum areas in which air distribution ducts are located. Tenants must additionally install self-circulating air purifiers in each room within their suites in which they desire to smoke. The costs of all such air-quality equipment and ventilation improvements shall be borne entirely by the Tenants desiring to smoke in their suites.

If smoke or smoking odors are intrusive or objectionable to any other Tenant on a floor in which a smoking Tenant is located, the smoking Tenant shall bear full responsibility for curing the objectionable condition within twenty (20) days after receiving written notice that such a condition exists. If the smoking Tenant is thereafter unable to rectify the intrusive or objectionable condition, then it shall be required to immediately cease smoking in its suite for the duration of its tenancy in the Building. Smoking Tenants are not entitled to reimbursement or offset of any kind for the cost of air-quality equipment or ventilation improvements.

                                    EXHIBIT D

                                   WORK LETTER

In all respects, Tenant accepts the Premises in their present condition, as is, with all faults, as being suitable for use and occupancy by Tenant in accordance with this Lease. Landlord does not make any representation or warranty, express or implied, as to the condition of the Premises or suitability of the Premises for the uses to which Tenant intends to put the Premises.

                                    EXHIBIT E

                          LEGAL DESCRIPTION OF PROPERTY

BEING a tract or parcel of land out of the D.W. FISHER SURVEY, Abstract No. 482, Dallas County, Texas, said tract being all of that tract recorded as the 15851 DALLAS NORTH PARKWAY ADDITION, an Addition to the City of Addison, as recorded in Volume 85021, Page 1686, Map Records, Dallas County, Texas, except that portion thereof conveyed by The Young Companies IV to the Texas Turnpike Authority for right of way for the Dallas North Tollway as recorded in Volume 86134, Page 435, Deed Records, Dallas County, Texas, said 4.022 acre tract of land being more particularly described as follows:

BEGINNING at a 1/2 inch iron rod with cap set in the south right of way line of Airport Parkway (55 feet wide) said point being at the intersection of said line of Airport Parkway with the west right of way line of the Dallas North Tollway as defined by said conveyance by The Young Companies IV to the Texas Turnpike Authority, said point being North 89 degrees 37 minutes 15 seconds West, a distance of 92.70 feet along said line of Airport Parkway from the northeast corner of said 15851 Dallas North Parkway Addition;

THENCE South 40 degrees 26 minutes 12 seconds East, with said west right of way line of the Dallas North Tollway (a Variable width right of way), a distance of
23.50 feet to a 1/2 inch iron rod with cap set at an angle point;

THENCE South 08 degrees 41 minutes 31 seconds West, continuing with said line of the Dallas North Tollway, a distance of 53.20 feet to a 1/2 inch iron rod with cap set at the beginning of a curve to the left, the center of which bears South 81 degrees 18 minutes 29 seconds East, a distance of 1283.24 feet from said point;

THENCE in a southerly direction continuing with said line of said Dallas North Tollway, through a central angle of 07 degrees 42 minutes 30 seconds, an arc distance of 172.64 feet to a 1/2 inch iron rod with cap set at the end of said curve;

THENCE South 00 degrees 59 minutes 01 seconds West, continuing with said line of the Dallas North Tollway a distance of 117.56 feet to a 1/2 inch iron rod with cap set in the south line of said 15851 Dallas North Parkway Addition;

THENCE North 89 degrees 37 minutes 15 seconds West, with the south line of said 15851 Dallas North Parkway Addition and with the north line of a tract of land conveyed to Opubco Resources, Inc. by deed recorded in Volume 78070, Page 3638, Deed Records, Dallas County, Texas, a distance of 477.99 feet to a 1/2 inch iron rod with cap found for corner, said point being the southeast corner of a tract of land conveyed to Chaney and Hope, Inc., by deed recorded in Volume 78194, Page 1741, Deed Records, Dallas County, Texas;

THENCE North 00 degrees 19 minutes 15 seconds West, with the west line of said 15851 Dallas North Parkway Addition, and with the east line of said Chaney and Hope, Inc. tract, a distance of 360.00 feet to a 1/2 inch iron rod with cap found for corner in the south line of Airport Parkway;

THENCE South 89 degrees 37 minutes 15 seconds East, with said line of Airport Parkway a distance of 489.38 feet to the POINT OF BEGINNING and CONTAINING 175,196 square feet or 4.022 acres of land, more or less.

                                    EXHIBIT F

                                 RENEWAL OPTION

         Provided that no event has ever occurred under any term or provision contained in this Lease and no condition exists which with the passage of time or the giving of notice or both would constitute an event of default pursuant to this Lease and provided that Tenant has continuously occupied the Premises for the Permitted Use during the Lease Term, Tenant (but not any assignee or subtenant) shall have the right and option (the "Renewal Option") to renew this Lease, by written notice delivered to Landlord no later than six (6) months prior to the expiration of the initial Lease Term, for a period of thirty six
(36) months (Renewal Term), at the then Prevailing Market rates and under the same terms, conditions, and covenants contained in the Lease, except that (a) no abatements or other concessions, if any, applicable to the initial Lease Term shall apply to the Renewal Term; (b) Tenant shall have no option to renew this Lease beyond the expiration of the Renewal Term; and (c) all leasehold improvements within the Premises shall be provided in their then existing condition (on an "as is" basis) at the time the Renewal Term commences. Failure by Tenant to notify Landlord in writing of Tenant's election to exercise the Renewal Option herein granted within the time limits set forth for such exercise shall constitute a waiver of such Renewal Option. In the event Tenant elects to exercise the Renewal Option as set forth above, Landlord shall, within twenty
(20) days thereafter, notify Tenant in writing of the proposed rental for the Renewal Term (the "Proposed Renewal Rental"). Tenant shall within twenty (20) days following delivery of the Proposed Renewal Rental by Landlord notify Landlord in writing of the acceptance or rejection of the Proposed Renewal Rental. If Tenant accepts Landlord's proposal, then the Proposed Renewal Rental shall be the rental rate in effect during the Renewal Term. Failure of Tenant to respond in writing during the aforementioned twenty (20) day period shall be deemed an acceptance by Tenant of the Proposed Renewal Rental. Should Tenant reject Landlord's Proposed Renewal Rental during such twenty (20) day period, then Landlord and Tenant shall negotiate during the thirty (30) day period commencing upon Tenant's rejection of Landlord's Proposed Renewal Rental to determine the rental for the Renewal Term. In the event Landlord and Tenant are unable to agree to a rental for the Renewal Term during said thirty (30) day period, then the Renewal Option shall terminate and be null and void and the Lease shall, pursuant to its terms and provisions, terminate at the end of the original Lease Term.

         Upon exercise of the Renewal Option by Tenant and subject to the conditions set forth hereinabove, the Lease shall be extended for the period of such Renewal Term without the necessity of the execution of any further instrument or document, although if requested by either party, Landlord and Tenant shall enter into a written agreement modifying and supplementing the Lease in accordance with the provisions hereof. Any termination of the Lease during the initial lease Term shall terminate all renewal rights hereunder. The renewal rights of Tenant hereunder shall not be severable from the Lease, nor may such rights be assigned or otherwise conveyed in connection with any permitted assignment of the Lease. Landlord's consent to any assignment of the Lease shall not be construed as allowing an assignment of such rights to any assignee.